                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-50813 of AmSurg Corp. on Form S-1 of our report dated April 24, 1998 (relating to the financial statements of South Denver Endoscopy Center, Inc.) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 24, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
May 19, 1998